UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
There were six (6) matters submitted to a vote of securities holders at the FuelCell Energy, Inc. (the “Company”) Annual Shareholders’ Meeting, which was held on April 7, 2011. Following are the six (6) proposals:
(1) To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.
The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Arthur A. Bottone	55,948,313	1,442,338	36,734,403
Richard A. Bromley	55,764,335	1,626,316	36,734,403
James Herbert England	55,783,609	1,607,042	36,734,403
James D. Gerson	55,734,818	1,655,833	36,734,403
William A. Lawson	55,691,627	1,699,024	36,734,403
George K. Petty	55,766,807	1,623,844	36,734,403
John A. Rolls	55,929,506	1,461,145	36,734,403
Togo Dennis West, Jr.	55,710,507	1,680,144	36,734,403
(2) To ratify the selection of KPMG LLP as the independent registered public accounting firm for fiscal year 2011.
The results of the voting were as follows:

VOTES FOR	92,486,095
VOTES AGAINST	1,083,698
ABSTAINED	555,261
(3) To amend the FuelCell Energy, Inc. Amended and Restated Section 423 Stock Purchase Plan.
The results of the voting were as follows:

VOTES FOR	55,375,801
VOTES AGAINST	1,468,122
ABSTAINED	546,728
BROKER NON-VOTES	36,734,403

(4) To amend the FuelCell Energy, Inc. Articles of Incorporation to increase the authorized common stock from 150,000,000 shares to 225,000,000 shares.
The results of the voting were as follows:

VOTES FOR	84,840,400
VOTES AGAINST	8,495,455
ABSTAINED	789,199
(5) To vote, on an advisory basis, on the compensation of the Company’s Named Executive Officers as set forth in the Executive Compensation section of the Company’s Proxy Statement dated February 22, 2011.
The results of the voting were as follows:

VOTES FOR	55,165,700
VOTES AGAINST	1,796,578
ABSTAINED	428,373
BROKER NON-VOTES	36,734,403
(6) To vote, on an advisory basis, on the frequency with which future advisory votes on the compensation of the Company’s Named Executive Officers will be conducted.
The results of the voting were as follows:

	1 YEAR	2 YEARS	3 YEARS	ABSTAINED
VOTES FOR	25,974,397	669,210	29,087,295	1,659,749

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 FUELCELL ENERGY, INC.

Date: April 8, 2011

By:   /s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer,
Corporate Secretary and Treasurer

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